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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                January 29, 2001

                                 Pumatech, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

              0-21709                                    77-0349154
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       (Commission File No.)                (IRS Employer Identification Number)

                          2550 North First Street, #500
                           San Jose, California 95131
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                    (Address of Principal Executive Offices)

                                 (408) 321-7650
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              (Registrant's Telephone Number, Including Area Code)


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ITEM 5. OTHER EVENTS
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(a)  Pumatech Announces Cancellation and Replacement of Options

On February 3, 2001, Pumatech, Inc. announced that its compensation committee approved a proposal to offer its employees, officers and directors the opportunity to cancel stock options granted to them between December 1999 and October 2000 for an equal number of new options to be granted in the future, on a date at least six months after the date of cancellation of the original options. The company's compensation committee determined that existing options eligible under the terms of the proposal no longer have sufficient value to motivate and retain the optionholders.

The exercise price of the new options will be 85% of the market price on July 30, 2001, the date of the new grant. The new grants will have the same terms, vesting start date and vesting schedule as those cancelled. In order to receive the new options, the employees must remain employed by the company until the new grant date.

Holders of options exercisable for approximately 3.36 shares with exercise prices of $15 or greater were given the opportunity to cancel their options and holders of options exercisable for approximately 2.84 million shares elected to cancel their options. The cancelled options had exercise prices ranging from $18.31 to $83.50, with a weighted average exercise price of $31.93. The cancelled options had been granted under the Puma Technology, Inc. Amended and Restated 1993 Plan, NetMind Technologies, Inc. 1997 Stock Plan and the Puma Technology, Inc. 2000 Supplemental Stock Option Plan. Pumatech's compensation committee determined that these options are no longer adequate to provide the retentive value necessary to retain employees in a tight labor market or satisfactory incentive to enhance shareholder value.

Cancelled options accounted for approximately 37.0% of total outstanding options which had a weighted average price of $15.64. The Exchange offer was made available to the officers and directors of the company. Options held by Pumatech officers and directors accounted for 47.4% of the total cancelled options.

As of October 31, 2000, Pumatech had approximately 42.84 million shares issued and outstanding.


(b)  Resignation of  Director

On January 30, 2001 Gary Rieschel resigned as a member of the Registrant's Board of Directors for personal reasons.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 6, 2001             PUMATECH, INC.


                                   By: /s/ KELLY J. HICKS
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                                   Name: Kelly J. Hicks
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                                   Title: Vice-President of Operations
                                          & Chief Financial Officer
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